As filed with the Securities and Exchange Commission on April 24, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

A. M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	36-0879160 (I.R.S. Employer Identification No.)

3400 North Wolf Road

Franklin Park, Illinois 60131

(847) 455-7111

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jerry M. Aufox

General Counsel
3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(Name, address, including zip code, and telephone number,
including area code, of registrant’s agent for service)

Copy to:
Helen R. Friedli, P.C. McDermott Will & Emery LLP 227 West Monroe Street, Suite 4700 Chicago, Illinois 60606 (312) 372-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.01 per share	4,254,283	$33.27	$141,539,995	$4,346

(1)

Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sales prices reported on the American Stock Exchange on April 18, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and we are not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 24, 2007

Prospectus

4,254,283 Shares

A. M. CASTLE & CO.

[LOGO]

Common Stock

We may offer and sell up to 2,254,283 shares of common stock from time to time. In addition, the selling stockholder identified in this prospectus may offer and sell up to 2,000,000 shares of common stock from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. We urge you to read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Our common stock is traded on the American Stock Exchange and the Chicago Stock Exchange under the symbol “CAS.” On April 23, 2007, the last reported sale price of our common stock on the American Stock Exchange was $34.83 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” in the accompanying prospectus supplements or incorporated by reference into this prospectus, for a discussion of certain risks you should consider before buying any securities hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is ________, 2007

-i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we, together with the selling stockholder, may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholder may offer. Each time we and the selling stockholder sell securities, we and the selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor the selling stockholder have authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC. Unless otherwise indicated or the context otherwise requires, in this prospectus: “A. M. Castle”, the “Company,” “we,” “us” and “our” refer to A. M. Castle & Co. and its subsidiaries.

A. M. CASTLE & CO.

We believe that we are a leading distributor and provider of processed specialty metals and plastics to a wide range of commercial customers serving principally the North American market, but with a significantly growing global presence. Our business is organized into two reportable segments, Metals and Plastics. Our Metals segment is primarily focused on supplying, processing and distributing engineered and specialized grades of metals including specialty steel, titanium, aluminum and high performance nickel alloys in a variety of forms such as plates, sheet, round bar, hexagon, square and flat bars, tubing and coil. Our Metals segment performs processing services to meet customer requirements, including cutting, grinding, shearing, heat treating, burning and annealing. Our Plastics segment stocks and distributes a wide variety of plastics in forms that include plate, rod, tube, clear sheet, tape, gaskets and fittings. Processing activities within our Plastics segment are based on customer specification and include cut to length, cut to shape, bending and forming.

We were originally incorporated in Illinois in 1890 and reincorporated in Delaware in 1966. In 2001, we reincorporated in Maryland by merging into a subsidiary incorporated in Maryland. Our corporate and executive offices are located at 3400 N. Wolf Road, Franklin Park, Illinois 60131, and our telephone number at that address is (847) 455-7111. We maintain a website at www.amcastle.com. The information contained in our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

Before you invest in our common stock, in addition to the other information, documents or reports incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors,” in our most recent annual report on Form 10-K, and in “Part II, Item 1A. Risk Factors,” in our quarterly reports on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by A. M. Castle will be used for retirement of debt and general corporate purposes. We will not receive any of the proceeds from the sale of shares by the selling stockholder.

DIVIDEND POLICY

We paid no dividends in 2005. We have declared and paid a dividend of $0.06 per share on our common stock in each of the quarters of 2006 and the first quarter of 2007. Our current dividend policy anticipates the payment of quarterly dividends in the future. The declaration and payment of dividends to holders of common stock will be in the discretion of our Board of Directors, will be subject to contractual restrictions contained in our then-existing credit facilities and will be dependent upon our future earnings, cash flows, financial condition and capital requirements, general business conditions, legal, tax, regulatory and other factors our Board of Directors deems relevant. In addition, under the terms of our charter, so long as any shares of Series A Cumulative Convertible Preferred Stock, or Series A Preferred Stock, remain outstanding, we may not pay or declare dividends on our common stock unless we are current on our Series A Preferred Stock dividends, in which case we may pay cash dividends with respect to our common stock in an amount not to exceed $.50 per share per year. Upon the conversion of all of the Series A Preferred Stock, the existing limitation to keep dividends no greater than $.50 per share of common stock will no longer exist. Under the terms of the Series A Preferred Stock, we have a right to convert all outstanding Series A Preferred Stock if our closing common stock price on any date after November 22, 2007 exceeds $13.38 per share on the stock exchange on which our common stock is traded.

SELLING STOCKHOLDER

We have included 2,000,000 shares owned by the selling stockholder in the registration statement, of which this prospectus is a part. We have agreed to pay the fees and expenses of the registration of the shares of the selling stockholder.

	Number of Shares of Common Stock Beneficially Owned Before the Offering	Percent of Class of Common Stock Beneficially Owned Before the Offering	Maximum Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Offering	Percent of Class of Common Stock Beneficially Owned After the Offering
Name
W.B. & Co. (1)	6,397,363	34.0%	2,000,000 (2)	4,397,363	20.8% (3)

(1) W. B. & Co. is a nominee partnership. Simpson Estates, Inc. and Patrick J. Herbert, III serve as general partners of W.B. & Co. Patrick J. Herbert, III is President of Simpson Estates, Inc. The principal business address of these entities is c/o Simpson Estates, Inc., 30 North LaSalle St., Suite 1232, Chicago, Illinois 60602-2504. Mr. Herbert and Simpson Estates, Inc. share voting power with respect to the shares held by W.B. & Co. Mr. Herbert has sole dispositive power with respect to 3,496,280 of these shares and shares dispositive power with respect to 149,954 shares. Mr. Herbert disclaims any beneficial interest with respect to 5,100,563 shares.

(2) Includes 1,793,722 shares that are issuable upon conversion of our Series A Preferred Stock.

(3) Assumes the issuance of 2,254,283 shares which may be offered by the Company pursuant to this prospectus.

The shares of our common stock that may be offered and sold by the selling stockholder under this prospectus and any prospectus supplements include 1,793,722 shares of common stock issuable upon conversion of our Series A Preferred Stock. We issued the Series A Preferred Stock in November 2002 for an aggregate purchase price of $12,000,000. We sold the Series A Preferred Stock in a private placement to a number of current shareholders mainly comprised of W.B. & Co., an Illinois partnership of which Patrick J. Herbert, III, a director of the Company, is a general partner. Each share of the Series A Preferred Stock has an initial conversion price of $6.69 per share of common stock, participates on an as-converted basis with any dividends declared and paid on the common stock and is entitled to receive a preferred cumulative dividend payable at an annual rate of 8% of the sum of $1,000 plus any accumulated and unpaid dividends, reduced by the amount of dividends paid on the common stock into which the share of Series A Preferred Stock is convertible. To the extent dividends paid on the common stock would yield a return in excess of the dividend on the Series A Preferred Stock, then subsequent dividends payable in respect of the Series A Preferred Stock will be reduced by the amount of such excess. We agreed to register the common stock issuable upon conversion of the Series A Preferred Stock under the Securities Act of 1933 and have it listed on the stock exchange on which our common stock is traded. The common stock ownership reported in the above table is calculated and shown as if the shares of Series A Preferred Stock were converted into common stock.

PLAN OF DISTRIBUTION

A. M. Castle and/or the selling stockholder, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to one or more purchasers;
•	through agents; or
•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of such securities and the proceeds to be received by A. M. Castle and/or the selling stockholder, if any;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
•	purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities we and/or the selling stockholder sell by any of the methods described above may be sold to the public, in one or more transactions, either:

•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

We and/or the selling stockholder, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholder, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from A. M. Castle at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Any underwriters and agents may be entitled under agreements entered into with A. M. Castle and/or the selling stockholder, if applicable, to indemnification by A. M. Castle and/or the selling stockholder, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Any underwriters and agents may engage in transactions with, or perform services for A. M. Castle and its affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the Public Reference Room at the SEC’s principal office at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We are incorporating by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on March 22, 2007.

•	Our Schedule 14A filed with the SEC on March 26, 2007.
•

Our Current Reports on Form 8-K filed with the SEC on September 8, 2006, January 30, 2007 and March 12, 2007 and our Current Reports on Form 8-K/A filed with the SEC on November 7, 2006 and March 12, 2007.

•

Unaudited Pro Forma financial information for the years ended December 31, 2006 and December 31, 2005 of A. M. Castle & Co. and Transtar Intermediate Holdings #2, Inc., which has been filed as Exhibit 99.1 to the registration statement that includes this prospectus.

We do not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. We hereby incorporate by reference all future filings by us made pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to the General Counsel, A. M. Castle & Co., 3400 North Wolf Road, Franklin Park, Illinois 60131, telephone (847) 455-7111.

FORWARD-LOOKING STATEMENTS

The matters discussed in this prospectus and any accompanying prospectus supplements that are forward-looking statements are based on management expectations that involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or future events. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information.

The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus and any accompanying prospectus supplements, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those described above under the heading “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplements. Before you invest in our common stock, you should read this prospectus and any accompanying prospectus supplements completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements speak only as of the date of this prospectus and any accompanying prospectus supplements as applicable. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus or any accompanying prospectus supplements as applicable, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

The financial statements, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference to the Annual Report on Form 10-K of A. M. Castle & Co. for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Transtar Intermediate Holdings #2, Inc. and Subsidiaries as of and for the years ended December 31, 2005 and 2004 incorporated in this prospectus by reference from the Current Report on Form 8-K/A of A. M. Castle & Co. dated November 7, 2006 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all the costs and expenses, other than underwriting discounts, payable in connection with the issuance and distribution of the common stock being registered. Except as otherwise noted, the registrant will pay all of those amounts. All amounts shown below are estimates, except the registration fee:

Registration fee of Securities and Exchange Commission	$4,346
Accountants’ fees and expenses	$20,000
Legal fees and expenses	$35,000
Printing expenses	$10,000
Transfer agent fees and expenses	$10,000
Miscellaneous	$20,654

TOTAL	$100,000

Item 15. Indemnification of Directors and Officers

Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Section 2-418 of Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our by-laws require us to indemnify to the fullest extent permitted by Maryland law in effect from time to time any person who is a present or former director, officer or employee of the Company and who is made a party to any proceeding (including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of such person’s service in such capacity or as a director, officer, partner, trustee or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he served as such at the request of the Company against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. We may, with the approval of our Board of Directors, provide such indemnification to a person who served a predecessor of the Company in any of the capacities described above and to any agent of the Company or a predecessor of the Company.

We maintain a directors’ and officers’ liability insurance policy. The policy insures our directors and officers against unindemnified losses ensuing from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. This policy contains various exclusions, none of which apply to this offering.

Item 16. Exhibits

Exhibit No.	Exhibit	Incorporated by Reference / Filed Herewith
1	Form of Underwriting Agreement	To be filed as an exhibit to a Current Report on Form 8-K of the Registrant in connection with a specific offering
3.1	Articles of Incorporation, as amended to date, including Articles Supplementary --Series A Cumulative Convertible Preferred Stock	Filed herewith
3.2	By-laws	Incorporated by reference to the Annual Report on Form 10-K filed with the SEC on March 22, 2007, File No. 001-05415
5	Opinion of Venable LLP as to the legality of the securities being registered	To be filed by amendment
23.1	Consent of Deloitte & Touche LLP, Chicago, Illinois, with respect to the Company	Filed herewith
23.2	Consent of Deloitte & Touche LLP, Los Angeles, California, with respect to Transtar Intermediate Holdings #2, Inc.	Filed herewith
23.3	Consent of Venable LLP	Included in Exhibit 5
24	Powers of Attorney	Included on Signature Page hereof
99.1	Unaudited Pro Forma Condensed Combined Statements of Operations of A. M. Castle & Co. and Transtar Intermediate Holdings #2, Inc.	Filed herewith

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 24, 2007.

 A. M. CASTLE & CO.

/s/ Michael H. Goldberg

Michael H. Goldberg

President and Chief Executive Officer

ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints Michael H. Goldberg and Lawrence A. Boik, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this registration statement, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 24, 2007.

Signature	Title
/s/ Michael H. Goldberg	President, Chief Executive Officer and Director
Michael H. Goldberg	(Principal Executive Officer)
/s/ Lawrence A. Boik	Vice President, Chief Financial Officer and Treasurer
Lawrence A. Boik	(Principal Financial Officer)
/s/ Henry J. Veith	Controller and Chief Accounting Officer
Henry J. Veith	(Principal Accounting Officer)
/s/ Brian P. Anderson
Brian P. Anderson	Director
/s/ Thomas A. Donahoe
Thomas A. Donahoe	Director
/s/ William K. Hall
William K. Hall	Director
/s/ Patrick J. Herbert, III
Patrick J. Herbert, III	Director
/s/ John McCartney
John McCartney	Director
/s/ G. Thomas McKane
G. Thomas McKane	Director
/s/ John W. Puth
John W. Puth	Director
/s/ Michael Simpson
Michael Simpson	Director

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